Exhibit 99.1
Chord Energy Reports Strong Third Quarter 2023 Financial and Operating Results and Increases Share Repurchase Authorization to $750MM
Houston, Texas — November 1, 2023 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported third quarter 2023 financial and operating results and announced an increase to its share repurchase authorization.
Operational and Financial Highlights:
•Oil volumes of 101.4 MBopd and total volumes of 176.0 MBoepd both exceeded the high-end of guidance;
•E&P and other CapEx of $254.2MM was below the midpoint of guidance;
•Net cash provided by operating activities was $399.5MM and net income was $209.1MM;
•Adjusted EBITDA(1) was $469.1MM and Adjusted Free Cash Flow(1) was $207.4MM;
•Total return of capital was set at $156MM, or 75% of Adjusted Free Cash Flow;
•Share repurchases totaled $112.3MM (weighted average price of $159.57 per share), including $52.0MM attributable to 3Q23 return of capital;
•New $750MM share repurchase program (~10% of market capitalization2);
•Declared a base-plus-variable cash dividend of $2.50 per share of common stock. The dividend will be payable on November 28, 2023 to shareholders of record as of November 14, 2023;
•Record gas capture rate in 3Q23;
•Released 2022 Sustainability Report highlighting Chord’s commitment to environmental stewardship, social responsibility and corporate governance. Chord remains committed to delivering affordable and reliable energy in a sustainable and responsible manner. The report can be accessed at www.chordenergy.com/sustainability/
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
(2) Market capitalization as of October 31, 2023.
“Chord’s third quarter performance benefited from exceptional execution and continued strong well performance,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “The Chord team rose to the challenge and placed 45 wells (56% three-mile) online in the third quarter compared to 37 wells (19% three-mile) in the entire first half of the year. This was an extraordinary achievement and I’m proud of the Chord team for putting the Company in a strong position as we exit the year. During the third quarter, we increased share repurchases 68% sequentially and, subsequent to the third quarter, increased the authorization to $750MM to take advantage of market opportunities. Our low-cost inventory, capital efficient development program and strong balance sheet continue to support sustainable free cash flow generation. This sustainable free cash generation coupled with a peer-leading return of capital program supports a compelling investment opportunity. At Chord, we remain excited about the oil and gas industry, the benefits we bring to the world, and are focused on sustainable value creation through responsible operations. ”

3Q23 Operational and Financial Update:
The following table presents select 3Q23 operational and financial data compared to guidance released in August 2023:

Metric	3Q23 Actual	3Q23 Guidance
Oil volumes (MBopd)	101.4	95.5 – 98.5
NGL volumes (MBblpd)	36.0	34.5 – 35.5
Natural gas volumes (MMcfpd)	231.7	222.0 – 228.0
Total volumes (MBoepd)	176.0	167.0 – 172.0
Oil premium to WTI ($/Bbl)	$0.69	$(0.40) – $1.60
NGL realization (% of WTI)	15%	10% – 20%
Residue gas realization (% of Henry Hub)	43%	40% – 50%
LOE ($/Boe)	$10.94	$10.20 – $11.00
Cash GPT ($/Boe)(1)	$3.16	$2.80 – $3.40
Cash G&A ($MM)(1)	$13.7	$14.6 – $17.6
Production Taxes (% of oil, NGL and gas sales)	8.6%	8.6% – 9.0%
E&P & Other CapEx ($MM)	$254.2	$245 – $275
Cash Interest ($MM)(1)	$7.6	$7.7 – $8.7
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.

During the three months ended September 30, 2023, net cash provided by operating activities was $399.5MM and net income was $209.1MM ($4.77/diluted share). Adjusted EBITDA was $469.1MM, Adjusted Free Cash Flow was $207.4MM and Adjusted Net Income was $220.2MM ($5.04/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Chord had 45 gross (32 net) turn-in-line (“TIL”) operated wells in 3Q23 (56% three-mile).
Updated Outlook:
For the full-year 2023, Chord expects to generate approximately $1.73B of Adjusted EBITDA and $800MM of Adjusted Free Cash Flow, with a reinvestment rate of approximately 50% ($80/Bbl WTI and $3.00/MMBtu Henry Hub in 4Q23).
Changes to the Company’s outlook since August 2023 include:
•Increasing FY23E volume projections to reflect accelerated TIL timing, strong well performance and slightly higher working interest;
•E&P and other CapEx expected at the high-end of the $850MM – $880MM guidance range, reflecting activity acceleration and slightly higher working interest (~$10MM);
•Adjusting commodity price differentials to reflect current market prices;
•Increasing LOE per BOE to account for higher workover expense;
•Lowering Cash G&A to reflect the Company’s latest G&A estimates;
•Chord expects cash taxes to range between 0% – 10% of Adjusted EBITDA in 4Q23 with NYMEX WTI between $70/Bbl – $90/Bbl. Chord paid no cash taxes in 3Q23.

The following table presents select operational and financial guidance for 4Q23 and FY23:

Metric	4Q23 Guidance (November 1, 2023)	FY23 Guidance (November 1, 2023)	FY23 Guidance (August 2, 2023)
Oil volumes (MBopd)	102.0 – 105.0	98.7 – 99.5	97.0 – 99.0
NGL volumes (MBblpd)	35.5 – 36.5	35.1 – 35.3	34.7 – 35.2
Natural gas volumes (MMcfpd)	224.0 – 230.0	224.0 – 226.0	222.0 – 225.0
Total volumes (MBoepd)	174.8 – 179.8	171.1 – 172.5	168.7 – 171.7
Oil premium (discount) to WTI ($/Bbl)	$(0.85) – $1.15	$(0.01) – $0.51	$(0.66) – $1.34
NGL realization (% of WTI)	13% – 23%	16% – 19%	13% – 23%
Residue gas realization (% of Henry Hub)	50% – 60%	56% – 59%	54% – 64%
LOE ($/Boe)	$10.00 – $10.80	$10.40 – $10.60	$9.95 – $10.75
Cash GPT ($/Boe)(1)	$2.75 – $3.35	$2.97 – $3.13	$2.75 – $3.35
Cash G&A ($MM)(1,2)	$14.9 – $17.9	$64.5 – $67.5	$63.0 – $73.0
Production Taxes (% of oil, NGL and gas sales)	8.4% – 8.8%	8.3% – 8.5%	8.2% – 8.6%
E&P & Other CapEx ($MM)(3)	$147 – $177	$850 – $880	$850 – $880
Cash Interest ($MM)(1)	$7.0 – $8.0	$29.0 – $30.0	$29.5 – $31.5
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)     Excludes cash-related costs attributable to the merger.
(3)     FY23 E&P and other CapEx excludes $10.9MM related to divested non-operated assets that will be reimbursed.
Select Operational and Financial Data:
The following table presents select operational and financial data from continuing operations for the periods presented:

	3Q23	2Q23	3Q22
Production data:
Crude oil (MBopd)	101.4	96.4	96.2
NGLs (MBblpd)	36.0	36.0	38.7
Natural gas (MMcfpd)	231.7	219.3	225.5
Total production (MBoepd)	176.0	169.0	172.5
Percent crude oil	57.6%	57.0%	55.8%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$83.22	$73.89	$93.13
Differential to NYMEX WTI ($/Bbl)	0.69	0.14	1.63
Crude oil, with realized derivatives ($/Bbl)	76.45	68.03	73.34
Crude oil realized derivatives ($MM)	(63.1)	(51.4)	(175.2)
NGL, without realized derivatives ($/Bbl)	12.38	8.70	29.82
NGL, with realized derivatives ($/Bbl)	12.38	8.70	29.71
NGL realized derivatives ($MM)	—	—	(0.4)
Natural gas, without realized derivatives ($/Mcf)	1.11	0.95	6.06
Natural gas, with realized derivatives ($/Mcf)	1.11	0.96	4.39
Natural gas realized derivatives ($MM)	—	0.1	(34.7)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$776.0	$647.9	$824.3
NGL revenues	41.0	28.5	106.2
Natural gas revenues	23.6	19.0	125.7

	3Q23	2Q23	3Q22
Total oil, NGL and natural gas revenues	$840.6	$695.4	$1,056.2
Cash flows:
Net cash provided by operating activities:	$399.5	$408.2	$783.6
Non-GAAP financial measures(1):
Adjusted EBITDA	$469.1	$369.6	$564.6
Adjusted Free Cash Flow(2)	207.4	105.3	325.7
Adjusted net income attributable to Chord from continuing operations	220.2	158.4	310.4
Select operating expenses:
Lease operating expenses (“LOE”)	$177.1	$158.6	$156.4
Gathering, processing and transportation expenses (“GPT”)	52.3	43.4	35.5
Production taxes	72.5	58.5	83.5
Depreciation, depletion and amortization	160.3	137.0	141.0
Total select operating expenses	$462.2	$397.5	$416.4
Earnings per share:
Basic earnings per share	$5.01	$5.19	$21.34
Diluted earnings per share	4.77	4.96	20.45
Adjusted diluted earnings per share (Non-GAAP)(1)	5.04	3.65	7.20
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)2Q23 Adjusted Free Cash Flow was reduced by $10.1MM for E&P and other CapEx related to divested non-operated assets that will be reimbursed.
Capital Expenditures:
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

	1Q23	2Q23	3Q23	YTD23
CapEx ($MM):
E&P	$201.8	$256.6	$254.0	$712.4
Other	0.5	0.4	0.1	1.0
Total E&P and other CapEx(1)	202.3	257.0	254.1	713.4
Capitalized interest	1.4	1.3	0.9	3.6
Acquisitions	—	361.6	—	361.6
Total CapEx	$203.7	$619.9	$255.0	$1,078.6
___________________
(1)YTD23 includes $10.9MM of E&P and other CapEx related to divested non-operated assets that will be reimbursed.
Return of Capital:
Chord declared a base-plus-variable cash dividend of $2.50 per share of common stock, including a base dividend of $1.25 per share of common stock and a variable dividend of $1.25 per share of common stock. The dividend will be payable on November 28, 2023 to shareholders of record as of November 14, 2023. Details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
In addition, the Company repurchased 703,862 shares of common stock at a weighted average price of $159.57 per share during the third quarter. Share repurchases totaled $112.3MM, including $52.0MM as third quarter return of capital. During the third quarter, the Company received total cash proceeds from warrant exercises of $73.4MM, and the Company repurchased $60.3MM in the third quarter and the remaining $13.1MM in the fourth quarter to offset shareholder dilution.
Share Repurchase Authorization:
Chord’s Board of Directors has authorized a new $750MM share repurchase program, which replaces the existing $300MM program. As of September 30, 2023, there was $114.8MM of capacity remaining under the previous $300MM program.

Balance Sheet and Liquidity:
On October 31, 2023, the Company completed its semi-annual borrowing base redetermination and entered into the Fourth Amendment to Amended and Restated Credit Agreement. The borrowing base was reaffirmed at $2.5 billion, and the aggregate amount of elected commitments were maintained at $1.0 billion. The next scheduled redetermination is expected to occur in or around April 2024.
The following table presents key balance sheet data and liquidity metrics as of September 30, 2023 (in millions):

September 30, 2023
Revolving credit facility(1)	$1,000.0

Revolver borrowings	$—
Senior notes	400.0
Total debt	$400.0

Cash and cash equivalents	$265.0
Letters of credit	6.4
Liquidity	$1,258.6
___________________
(1)$2.5B borrowing base and $1.0B of elected commitments.

Contact:
Chord Energy Corporation
Danny Brown, President and Chief Executive Officer
Michael Lou, Executive Vice President and Chief Financial Officer
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:         Thursday, November 2, 2023
Time:          8:00 a.m. Central
Live Webcast:     https://app.webinar.net/LvOWwnJwZlP
Sell-side analysts wishing to ask a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial-in:	412-317-6061
Conference ID:	5238861
Website:	www.chordenergy.com
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, November 9, 2023 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay access:	9393038
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the merger.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Chord, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the merger in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war between Russia and Ukraine and the potential for escalation of hostilities between Israel and Hamas and surrounding countries in the Middle East and their effect on commodity prices, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the three and nine months ended September 30, 2023 reflect the consolidated results of Chord, while the results reported for the nine months ended September 30, 2022 reflect the consolidated results of legacy Oasis for the period from January 1 to June 30, 2022 and the consolidated results of Chord from July 1 to September 30, 2022, unless otherwise noted.
Chord Energy Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	September 30, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$264,966	$593,151
Accounts receivable, net	1,031,542	781,738
Inventory	64,852	54,411
Prepaid expenses	20,485	17,624
Derivative instruments	26,776	23,735
Other current assets	595	11,853
Current assets held for sale	10,726	—
Total current assets	1,419,942	1,482,512
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,097,747	5,120,121
Other property and equipment	48,605	72,973
Less: accumulated depreciation, depletion and amortization	(890,323)	(481,751)
Total property, plant and equipment, net	5,256,029	4,711,343
Derivative instruments	43,610	37,965
Investment in unconsolidated affiliate	102,571	130,575
Long-term inventory	22,426	22,009
Operating right-of-use assets	24,858	23,875
Deferred tax assets	23,548	200,226
Other assets	19,554	22,576
Total assets	$6,912,538	$6,631,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,603	$29,056
Revenues and production taxes payable	627,202	607,964
Accrued liabilities	571,318	362,454
Accrued interest payable	8,600	3,172
Derivative instruments	114,598	341,541
Advances from joint interest partners	2,526	3,736
Current operating lease liabilities	13,543	9,941
Other current liabilities	42,025	3,469
Current liabilities held for sale	13,332	—
Total current liabilities	1,395,747	1,361,333
Long-term debt	395,475	394,209
Asset retirement obligations	130,015	146,029
Derivative instruments	7,125	2,829
Operating lease liabilities	22,141	13,266
Other liabilities	21,021	33,617
Total liabilities	1,971,524	1,951,283
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 120,000,000 shares authorized; 44,645,418 shares issued and 41,373,010 shares outstanding at September 30, 2023; and 120,000,000 shares authorized, 43,726,181 shares issued and 41,477,093 shares outstanding at December 31, 2022	448	438
Treasury stock, at cost: 3,272,408 shares at September 30, 2023 and 2,249,088 shares at December 31, 2022	(410,272)	(251,950)
Additional paid-in capital	3,583,966	3,485,819
Retained earnings	1,766,872	1,445,491
Total stockholders’ equity	4,941,014	4,679,798
Total liabilities and stockholders’ equity	$6,912,538	$6,631,081

Chord Energy Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues
Oil, NGL and gas revenues	$840,625	$1,056,146	$2,302,251	$2,088,215
Purchased oil and gas sales	282,743	132,697	629,705	542,653
Other services revenues	—	—	—	324
Total revenues	1,123,368	1,188,843	2,931,956	2,631,192
Operating expenses
Lease operating expenses	177,115	156,397	489,077	287,318
Gathering, processing and transportation expenses	52,294	35,549	132,706	99,759
Purchased oil and gas expenses	281,615	132,625	627,433	546,310
Production taxes	72,485	83,535	191,490	159,473
Depreciation, depletion and amortization	160,293	141,047	431,131	227,856
General and administrative expenses	26,117	102,226	100,775	151,415
Exploration and impairment	1,611	910	33,257	1,698
Total operating expenses	771,530	652,289	2,005,869	1,473,829
Gain on sale of assets, net	899	755	3,739	2,595
Operating income	352,737	537,309	929,826	1,159,958
Other income (expense)
Net gain (loss) on derivative instruments	(85,205)	337,409	11,247	(128,766)
Net gain from investment in unconsolidated affiliate	13,512	75,093	21,421	38,977
Interest expense, net of capitalized interest	(7,923)	(8,645)	(22,286)	(22,810)
Other income (expense)	1,651	(864)	9,137	2,186
Total other income (expense), net	(77,965)	402,993	19,519	(110,413)
Income from continuing operations before income taxes	274,772	940,302	949,345	1,049,545
Income tax (expense) benefit	(65,696)	1,307	(227,199)	3,352
Net income from continuing operations	209,076	941,609	722,146	1,052,897
Income (loss) from discontinued operations attributable to Chord, net of income tax	—	(59,858)	—	425,696
Net income attributable to Chord	$209,076	$881,751	$722,146	$1,478,593
Earnings attributable to Chord per share:
Basic from continuing operations	$5.01	$22.79	$17.28	$39.28
Basic from discontinued operations	—	(1.45)	—	15.88
Basic total	$5.01	$21.34	$17.28	$55.16
Diluted from continuing operations	$4.77	$21.84	$16.54	$37.02
Diluted from discontinued operations	—	(1.39)	—	14.97
Diluted total	$4.77	$20.45	$16.54	$51.99
Weighted average shares outstanding:
Basic	41,563	41,318	41,670	26,806
Diluted	43,662	43,107	43,527	28,438

Chord Energy Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net income including non-controlling interests	$722,146	$1,480,904
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	431,131	227,856
Gain on sale of assets	(3,739)	(521,495)
Impairment	28,964	1,073
Deferred income taxes	176,678	66,668
Net (gain) loss on derivative instruments	(11,247)	128,766
Net gain from investment in unconsolidated affiliate	(21,421)	(38,977)
Equity-based compensation expenses	37,260	40,351
Deferred financing costs amortization and other	1,072	1,241
Working capital and other changes:
Change in accounts receivable, net	(258,175)	(13,007)
Change in inventory	(4,945)	2,199
Change in prepaid expenses	430	7,708
Change in accounts payable, interest payable and accrued liabilities	135,880	57,581
Change in other assets and liabilities, net	42,483	4,766
Net cash provided by operating activities	1,276,517	1,445,634
Cash flows from investing activities:
Capital expenditures	(642,584)	(303,140)
Acquisitions, net of cash acquired	(361,609)	(148,363)
Proceeds from divestitures, net of cash divested	46,002	155,728
Costs related to divestitures	—	(11,368)
Derivative settlements	(203,238)	(487,394)
Proceeds from sale of investment in unconsolidated affiliate	40,612	428,231
Distributions from investment in unconsolidated affiliate	8,499	40,607
Net cash used in investing activities	(1,112,318)	(325,699)
Cash flows from financing activities:
Proceeds from revolving credit facilities	135,000	1,035,000
Principal payments on revolving credit facilities	(135,000)	(1,020,000)
Cash paid to settle Whiting debt	—	(2,154)
Deferred financing costs	—	(3,938)
Repurchases of common stock	(157,122)	(124,845)
Tax withholding on vesting of equity-based awards	(13,823)	(36,768)
Dividends paid	(394,652)	(500,106)
Payments on finance lease liabilities	(1,398)	(570)
Proceeds from warrants exercised	74,611	17,520
Net cash used in financing activities	(492,384)	(635,861)
Increase (decrease) in cash and cash equivalents	(328,185)	484,074
Cash and cash equivalents:
Beginning of period	593,151	174,783
End of period	$264,966	$658,857
Supplemental non-cash transactions:
Change in accrued capital expenditures	$77,091	$41,348
Change in asset retirement obligations	1,057	412
Non-cash consideration exchanged in Merger	—	2,585,211
Investment in unconsolidated affiliate	—	568,312
Dividends payable	36,044	27,256

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.

Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In thousands)
GPT	$52,294	$35,549	$132,706	$99,759
Pipeline imbalances	234	(4,582)	(7,902)	(3,439)
(Gain) loss on derivative transportation contracts	(1,432)	6,939	16,847	6,939
Cash GPT	$51,096	$37,906	$141,651	$103,259

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to the merger of equals with Whiting, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In thousands)
General and administrative expenses	$26,117	$102,226	$100,775	$151,415
Merger costs(1)	—	(73,443)	(9,701)	(82,817)
Equity-based compensation expenses	(10,082)	(12,844)	(37,260)	(22,460)
G&A expenses attributable to shared services	—	—	—	(1,624)
Other non-cash adjustments	(2,292)	369	(4,165)	(1,884)
Cash G&A	$13,743	$16,308	$49,649	$42,630
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting for the nine months ended September 30, 2023 and the three and nine months ended September 30, 2022.

Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In thousands)
Interest expense	$7,923	$8,645	$22,286	$22,810
Capitalized interest	857	1,323	3,601	2,803
Amortization of deferred financing costs	(1,224)	(1,097)	(3,633)	(2,816)
Cash Interest	$7,556	$8,871	$22,254	$22,797

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).

Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.
The following table presents reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net income including non-controlling interests	$209,076	$881,751	$722,146	$1,480,904
Interest expense, net of capitalized interest	7,923	8,645	22,286	26,495
Income tax expense	65,696	58,551	227,199	97,728
Depreciation, depletion and amortization	160,293	141,047	431,131	227,856
Merger costs(1)	—	73,443	9,701	82,817
Exploration and impairment expenses	1,611	910	33,257	1,698
Gain on sale of assets	(899)	(755)	(3,739)	(521,495)
Net (gain) loss on derivative instruments	85,205	(337,409)	(11,247)	128,766
Realized loss on derivative instruments	(63,131)	(210,228)	(206,229)	(431,332)
Net gain from investment in unconsolidated affiliate	(13,512)	(75,093)	(21,421)	(38,977)
Distributions from investment in unconsolidated affiliate	2,515	13,746	8,499	40,607
Equity-based compensation expenses	10,082	12,844	37,260	22,507
Other non-cash adjustments	4,246	(2,842)	(1,813)	(2,570)
Adjusted EBITDA	469,105	564,610	1,247,030	1,115,004
Adjusted EBITDA from discontinued operations	—	—	—	(12,296)
Adjusted EBITDA from continuing operations	469,105	564,610	1,247,030	1,102,708
Cash Interest	(7,556)	(8,871)	(22,254)	(22,797)
E&P and other capital expenditures	(254,183)	(230,069)	(713,491)	(338,997)
Adjusted Free Cash Flow	$207,366	$325,670	$511,285	$740,914

Net cash provided by operating activities	$399,470	$783,643	$1,276,517	$1,445,634
Changes in working capital	86,704	(77,718)	84,328	(59,245)
Interest expense, net of capitalized interest	7,923	8,645	22,286	26,495
Current income tax (benefit) expense	34,874	(8,125)	50,521	31,059
Merger costs(1)	—	55,600	9,701	64,973
Exploration expenses	1,611	(163)	4,292	625
Realized loss on derivative instruments	(63,131)	(210,228)	(206,229)	(431,332)
Distributions from investment in unconsolidated affiliate	2,515	13,746	8,499	40,607
Deferred financing costs amortization and other	(5,107)	2,052	(1,072)	(1,242)
Other non-cash adjustments	4,246	(2,842)	(1,813)	(2,570)
Adjusted EBITDA	469,105	564,610	1,247,030	1,115,004
Adjusted EBITDA from discontinued operations	—	—	—	(12,296)
Adjusted EBITDA from continuing operations	469,105	564,610	1,247,030	1,102,708
Cash Interest	(7,556)	(8,871)	(22,254)	(22,797)
E&P and other capital expenditures(2)	(254,183)	(230,069)	(713,491)	(338,997)
Adjusted Free Cash Flow	$207,366	$325,670	$511,285	$740,914

___________________
(1)Includes costs directly attributable to the merger of equals with Whiting for the nine months ended September 30, 2023 and the three and nine months ended September 30, 2022.
(2)The nine months ended September 30, 2023 includes $10.9MM of E&P and other CapEx related to divested non-operated assets that will be reimbursed.
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income attributable to Chord after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Attributable to Chord Per Share is calculated as (i) Adjusted Net Income Attributable to Chord (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net income attributable to Chord	$209,076	$881,751	$722,146	$1,478,593
Net (gain) loss on derivative instruments	85,205	(337,409)	(11,247)	128,766
Realized loss on derivative instruments	(63,131)	(210,228)	(206,229)	(431,332)
Net gain from investment in unconsolidated affiliate	(13,512)	(75,093)	(21,421)	(38,977)
Distributions from investment in unconsolidated affiliate	2,515	13,746	8,499	40,607
Impairment	—	1,073	28,964	1,073
Merger costs(1)	—	73,443	9,701	82,817
Gain on sale of assets	(899)	(755)	(3,739)	(521,495)
Amortization of deferred financing costs	1,224	1,097	3,633	2,986
Other non-cash adjustments	4,246	(2,842)	(1,813)	(2,570)
Tax impact(2)	(3,742)	131,708	46,270	180,502
Other tax adjustments(3)	—	(166,041)	—	(275,358)
Adjusted net income attributable to Chord	220,982	310,450	574,764	645,612
Adjusted net income attributable to Chord from discontinued operations	—	—	—	(6,142)
Distributed and undistributed earnings allocated to participating securities	(817)	(43)	(1,674)	(24)
Adjusted net income from continuing operations attributable to common stockholders	$220,165	$310,407	$573,090	$639,446

Diluted earnings attributable to Chord per share	4.79	$20.45	16.59	$51.99
Net (gain) loss on derivative instruments	1.95	(7.83)	(0.26)	4.53
Realized loss on derivative instruments	(1.45)	(4.88)	(4.74)	(15.17)
Net gain from investment in unconsolidated affiliate	(0.31)	(1.74)	(0.49)	(1.37)
Distributions from investment in unconsolidated affiliate	0.06	0.32	0.20	1.43
Impairment	—	0.02	0.67	0.04
Merger costs(1)	—	1.70	0.22	2.91
Gain on sale of assets	(0.02)	(0.02)	(0.09)	(18.34)
Amortization of deferred financing costs	0.03	0.03	0.08	0.11
Other non-cash adjustments	0.10	(0.06)	(0.04)	(0.09)
Tax impact(2)	(0.09)	3.06	1.06	6.35
Other tax adjustments(3)	—	(3.85)	—	(9.68)
Adjusted Diluted Earnings Attributable to Chord Per Share	5.06	7.20	13.20	22.71
Less: Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	—	—	(0.22)
Less: Distributed and undistributed earnings allocated to participating securities	(0.02)	—	(0.04)	—
Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$5.04	$7.20	$13.16	$22.49

Diluted weighted average shares outstanding	43,662	43,107	43,527	28,438

Effective tax rate applicable to adjustment items(2)	23.9%	24.5%	23.9%	24.5%
_____________________
(1)Includes costs directly attributable to the merger of equals with Whiting for the nine months ended September 30, 2023 and the three and nine months ended September 30, 2022.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)Other tax adjustments relate to the change in the deferred tax asset valuation allowance, which was adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.